Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Outlook Therapeutics, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(2)		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(c) and (h)	4,698,755	(2)	$7.42	(3)	$34,864,762.10	0.00014760	$5,146.04
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(h)	101,245	(4)	$6.78	(5)	$686,441.10	0.00014760	$101.32
	Total Offering Amounts					–		$35,551,203.20	–	$5,247.36
	Total Fees Previously Paid					–		–	–	–
	Total Fee Offsets					–		–	–	–
	Net Fee Due					–		–	–	$5,247.36

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 (the “Common Stock”), of Outlook Therapeutics, Inc. (the “Registrant”) that become issuable under the above-mentioned plans, set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected that results in an increase to the number of outstanding shares of Common Stock.

(2)	Represents new shares of Common Stock issuable to eligible persons under the Outlook Therapeutics, Inc. 2024 Equity Incentive Plan (the “2024 Plan”).

(3)	Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high ($7.55) and low ($7.29) sale prices of the Registrant’s Common Stock as reported on The Nasdaq Capital Market on August 9, 2024, which is a date within five business days prior to filing this Registration Statement.

(4)	Represents shares of Common Stock issuable upon the exercise of outstanding options granted under the 2024 Plan.

(5)	Calculated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is calculated using the exercise price for such shares.